                                                                     Exhibit 4.3

MIDWEST BANK NOTE CO., 46001 FIVE MILE ROAD - P.O.BOX 701288, PLYMOUTH, MICH. 48170-09864

PLEASE NOTE THAT 25% ADDITIONAL WILL BE CHARGED WHEN EQUIPMENT IS REQUESTED ON THE SAME DAY THAT PROOF APPROVAL IS GIVEN OR 15% WHEN SHIPMENT IS REQUIRED THE NEXT DAY OR 7% WHEN SHIPMENT IS REQUIRED WITH ?2 HOURS OF APPROVAL. WE CAN IMPRINT BONDS FOR CLOSING. CERTIFICATES MAY BE ORDERED IN SHEETS, MOUNTED ON CARRIERS OR IN TRUE CONTINUOUS FORM.
FAX# 313 451-2249                                             PHONE 313 451-2222
                                                              ------------------

TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY

COMMON STOCK                                                        COMMON STOCK

   NUMBER                                                              SHARES


THIS CERTIFICATE IS
TRANSFERABLE IN
NEW YORK, NEW YORK             CABOT NOBLE, INC.               CUSIP 127096 10 5

                                                                PAR VALUE $0.01
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

P  THIS CERTIFIES THAT                                        SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
R

0  Is the owner of

0           FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

F CABOT NOBLE INC., transferable on the books of the Corporation in person or by duly authorized attorney on the surrender of this certificate properly endorsed. This certificate and the shares represented hereby as issued and shall be held subject to all of the provisions of the Articles of Incorporation, as the same may be amended. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
      In Witness Whereof, the Corporation has caused its corporate seal to be hereto affixed and the Certificate to be signed by its duly authorized officers.

   DATED:

   COUNTERSIGNED AND REGISTERED:
              HARRIS BANK                                    PRESIDENT
             TRANSFER AGENT AND REGISTRAR


                       AUTHORIZED SIGNATURE                  SECRETARY

                   STEEL ENGRAVED BORDER TO BE PRINTED HERE
             MIDWEST

                               CABOT NOBLE, INC.
    The shares of Common Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own or Constructively Own shares of Common Stock in excess of the Ownership Limit or the Note Holder Limit, as the case may be. Any transfer of shares of Common Stock in violation of the restrictions on transfer is void ab initio. Any person who attempts to Beneficially Own or Constructively Own shares of Common Stock in excess of the Ownership Limit or the Note Holder Limit, as the case may be, must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Upon effectiveness of the Corporation's Articles of Incorporation providing for Excess Stock, if the restrictions on transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Stock which are non-transferable and must be surrendered to the Designated Agent upon demand by the Corporation.


    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -as tenants in common      UNIF GIFT MIN ACT        Custodian
TEN ENT  -as tenants by the                          -------           ---------
          entireties                                  (Cust)            (Minor)
JT TEN   -as joint tenants with                     under Uniform Gifts to
          right of survivorship                     Minors
          and not as tenants in
          common                                    Act
                                                        ------------------------
                                                              (State)
       Additional abbreviations may also be used though not in the above

    For Value Received. _____________________ hereby sell, assign and transfer unto
         PLEASE INSERT SOCIAL SECURITY OR
       OTHER IDENTIFYING NUMBER OF ASSIGNEE
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Please print or typewrite name and address including postal zip code of assignee

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--------------------------------------------------------------------------Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                   ---------------------------------------------

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Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated
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Signature(s) must be guaranteed by an    NOTICE: The signature to this assign-
eligible guarantor institution           ment must correspond with the name as
participating in a Securities Transfer   written upon the face of the Certi-
Association recognized signature         ficate, in every particular, without
guarantee program.                       alteration or enlargement, or any
                                         change whatever.